UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 9, 2006

Ethanol Grain Processors, LLC

(Exact name of Registrant as Specified in its Charter)

Tennessee

(State Or Other Jurisdiction Of Incorporation)

333-130815	20-1834045
(Commission File Number)	(I.R.S. Employer Identification No.)

1918 McDonald Road
Rives, Tennessee	38253
(Address Of Principal Executive Offices)	(Zip Code)

(731) 536-1286

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ethanol Grain Processors, LLC (the “Company”) has entered into an Investment Terms Agreement with Virgin Group Holdings Limited (“Virgin”) and Bioverda Limited (“Bioverda”) regarding an anticipated subscription for a minimum of 20,002,500 of the Company’s capital units in the Company’s initial public offering for a minimum aggregate subscription price of $40,005,000. The agreement was entered into as of October 9, 2006.

Under the agreement, the subscription would be made by VBV LLC (“VBV”), an entity that is presently owned by an affiliate of Virgin and that may, at the time of the subscription, be controlled and majority-owned jointly by Virgin and Bioverda or their affiliates.  Subscribers in the Company’s initial public offering are required to submit a deposit for 10% of the total subscription price to be placed in an escrow account pending the satisfaction of the conditions to breaking escrow specified in the offering prospectus.  Because the VBV subscription is not being made immediately and is subject to specified conditions discussed below, VBV has placed $4,000,500 (i.e., 10% of the anticipated $40,005,000 subscription) into a separate escrow account pending the subscription.  When the subscription is made, these funds would be rolled over into the public offering escrow account as the 10% deposit required for the subscription.

The Company has agreed to file an amendment to its registration statement with the Securities and Exchange Commission in order to make appropriate disclosures of matters related to the agreement.  The declaration of effectiveness of the amendment is a condition to VBV’s making of the minimum 20,002,500 subscription.  Pending the filing of that amendment and the SEC’s declaration of effectiveness, the Company is suspending all offering and sales efforts in connection with its initial public offering.  Following effectiveness, the Company has agreed to conduct a confirmation process pursuant to which prior subscribers in the public offering will be asked to confirm their subscriptions based upon the information contained in the amendment.

As a second condition to VBV’s subscription, the Company’s members must approve certain amendments to its Operating Agreement.  The Company has agreed to call a special meeting of its members for the purpose of obtaining that approval.

Once the two specified conditions are met (i.e., the registration amendment is effective and the operating agreement amendments have been approved), the subscription for 20,002,500 units is to be made promptly by VBV, so long as the Company’s representations and warranties remain materially accurate.  If the subscription is not promptly made, the $4,000,500 on deposit in the separate escrow would generally be subject to forfeiture to the Company.  If any additional units remain unsubscribed in the public offering after the confirmation process described above has been completed, VBV is to subscribe for those units as well.

The agreement also contains customary representations and warranties, additional covenants and indemnification provisions on behalf of each party.  With certain exceptions, the agreement may be terminated by any party if the two specified conditions have not been satisfied within 90 days.

The above summary of the Investment Terms Agreement is a summary only and is subject to and qualified in its entirety by reference to the text of the Investment Terms Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANOL GRAIN PROCESSORS, LLC

	By:	/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and
Chief Financial Officer

Date: October 13, 2006